UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM S-1/A (Amendment No. 1) REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 WeRvaluecoupons.com (Exact Name of registrant in its charter)

Nevada	7310	45--5251410
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Mark Kaiser
1325 Airmotive Way, Reno, NV 89502 775-232-1950

(Name, address and telephone number of agent for service)

Copies to: How2gopublic.com 18124 Wedge Pkwy, Ste 1050 Reno, NV 89511 775-851-7397 775-201-8331 fax jsmith@how2gopublic.com

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462I under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer [  ] Accelerated filer [  ] Non-accelerated filer [  ]   Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security (1) ($)	Proposed Maximum Aggregate Offering Price (1) ($)	Amount of Registration Fee ($)
Shares of Common Stock, par value $0.001	500,000	0.05	25,000	2.87
Total	500,000

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act. The price per share has been arbitrarily determined.

 (2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was arbitrarily determined. The selling shareholders named in this prospectus are offering up to 500,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date. The selling shareholders are deemed underwriters, within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”). As underwriters, the selling shareholders are subject to the prospectus delivery requirements of the Securities Act. The shares under this prospective will be offered by the selling shareholders at a fixed price of $0.05 per share for the duration of the offering.

We have no plans or intentions to be acquired or to merge with an operating company nor do we have plans to enter into a change of control or similar transaction or to change our management.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state where the offer or sale is not permitted. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.  There is no established public market for WeRvaluecoupons.com and WeRvaluecoupons.com is not currently listed or quoted on any quotation service.  The offering price has been arbitrarily determined. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

WeRvaluecoupons.com

PROSPECTUS

500,000 Shares of Common Stock $.05

The date of this Prospectus is August 14, 2012 .. Before this offering there has been no public market for our common stock.

WeRvaluecoupons.com (“we”, “our”, “us”) is registering 500,000 shares of common stock held by 33selling security holders.  The selling security holders will have the option to sell their shares at a fixed price of $0.05 per share for the duration of the offering  We will not receive any proceeds from the sale of shares of our common stock by the selling security holders, who will receive aggregate net proceeds of $25,000 if all the shares being registered are sold. We will incur all costs associated with this Prospectus.

Our common stock is presently not traded on any national securities exchange or the NASDAQ stock market, and we do not intend to apply to have our common stock listed on any national securities exchange or the NASDAQ stock market. Instead, we plan to apply to have our common stock quoted on the OTC Bulletin Board.

There is no guarantee that a trading market for our common stock will develop and the purchasers in this offering may be receiving an illiquid security.  An investment in our securities is speculative. See the section entitled "Risk Factors" beginning on Page 4 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement that includes this Prospectus is declared effective by the Securities and Exchange Commission. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the selling security holders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state's securities laws.

We are an “emerging growth company” under the federal securities laws. Investing in our common stock involves risks. See "Risk Factors" starting at page 4.

  Shares of our Common Stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our Common Stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company"; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and, 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144. Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

The date of this prospectus is August 14, 2012

TABLE OF CONTENTS

PAGE

Item 3: Summary Information and Risk Factors	4
Item 4: Use of Proceeds	18
Item 5: Determination of Offering Price	19
Item 6: Dilution	19
Item 7: Selling Security Holders	19
Item 8: Plan of Distribution	22
Item 9: Description of Securities to be Registered	25
Item 10: Interests of Named Experts and Counsel	27
Item 11: Information with Respect to the Registrant	28
Description of Business	28
Description of Property	34
Legal Proceedings	33
Market Price and Dividends on the Issuer’s Common Stock	34
Management’s Discussion and Analysis of Financial Condition and Results of Operations	35
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	36
Directors, Executive Officers, Promoters and Control Persons	36
Executive Compensation	39
Security Ownership of Certain Beneficial Owners and Management Transactions with Related Persons, Promoters and Control Persons	40
Item 12: Incorporation of Certain Materials by Reference Item 12A: Disclosure of Commission Position on Indemnification	40
Financial Statements	F1
Item 13: Other Expenses of Issuance and Distribution	43
Item 14: Indemnification of Officers and Directors	43
Item 15: Recent Sales of Unregistered Securities	43
Item 16: Exhibits and Financial Statements Schedules	44
Item 17: Undertakings Signatures	44 45

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We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Company,” “we,” “us” and “our” refer to WeRvaluecoupons.com.

INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 – SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY INFORMATION

Company Business Overview

WeRvaluecoupons.com was incorporated in the State of Nevada on May 9, 2012. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing.  We plan on becoming an Internet-based company specializing in showcasing coupons for small businesses. The Company was founded with the idea that in today’s ever-changing economy consumers are more likely to use products when they have a coupon for that product. It is our mission to provide small businesses with a website (weRvaluecoupons.com) wherein they can showcase coupons at a very low quarterly cost, while also providing viewers with a resource to easily save money in their respective geographic areas. Since inception, our operations have consisted of developing our business plan and establishing the organization and structure of our Company. We have spent the majority of our time researching our proposed business and refining our business model. During this early development stage, we have secured our website domain , “www.weRvaluecoupons.com”, which we hope will eventually become a household name, and a valuable resource to viewers and clients. We have not yet initiated the development of our web site. We believe that our success will depend on our ability to provide updated coupons to our viewers, and expand our clientele. We intend to expand our Company to include areas across the United States and Canada, and build a reputation as a leading coupon website.

Initially, we intend to develop and launch our website and subsequently market our website to companies based in Los Angeles County. Even though our President and Company headquarters are located in Reno, NV, we do not foresee any significant difficulties launching our business other than raising the necessary funding to keep moving forward since the Company’s business consists of developing and operating a website and such activities can occur remotely so long as the developers and operators of the website have internet access. Further, we intend to engage independent sales representatives in Los Angeles, California to solicit to small businesses and inform them of our website and subsequently the interested businesses can contact us through the website to become a client and begin using our services. Once we secure 1-3 independent sales representatives, we will begin accepting coupons from businesses, and inform the businesses of our proposed launch date. We believe that if we properly market our Company to Los Angeles County, the sheer size of that area will create national brand awareness, and ultimately make our growth throughout North America easier. We believe that our success will depend on our ability to promote our website and logo ( yet to be designed), as well as anticipate and respond to changing consumer demands.

Our sole officer and director has only recently become interested in creating an Internet-based company, and does not have any professional training or technical credentials in the development of websites. Therefore, we have retained web site developer Media XXL to build the website that we envision. We do not have any verbal or written agreements regarding the retention of any qualified public relations firms for our marketing and sales program.

We are currently a development stage company and to date we have recorded no revenue. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations sufficient to sustain our operations, Management intends to rely primarily upon debt financing as needed to supplement the cash flows generated by the sale of our services in order to allow the Company to continue to meet its obligations, including continuing to develop our initial business operation, and covering any such cost associated with being a fully reporting Company with the Securities and Exchange Commission ("SEC"), which we estimate to be around $10,000 for 12 months following this Offering. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point the Company has not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

Our operations to date have been devoted primarily to start-up and development activities, which include:

1. Formation of the Company;

2. Development of our business plan;

3. Research on marketing channels/strategies;

4. Developing our initial online website www.weRvaluecoupons.com

We will still need to raise additional funding to support our operations.  Given our lack of revenues at this time and the doubtful prospect that we will earn significant revenues in the next several years, we will require additional financing which will result in dilution to our existing stockholders.

We are seeking to become a reporting issuer under the Securities Exchange Act of 1934, as amended, because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities. Additionally, we believe that being a reporting issuer increases our credibility and that we may be able to attract and retain more highly qualified personnel once we are not a shell company by potentially offering stock options, bonuses, or other incentives with a known market value.

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company requires capital for its contemplated operational and marketing activities.  The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.  As of May 31, 2012 the Company had an accumulated deficit since inception of $13,000.

A current prospectus must be in effect at the time of the sale of the shares of common stock registered herein. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.  We will not receive any proceeds from this offering and the funds from our private offering did not result in the necessary funds to begin operations, pay the cost of the offering or the costs of our reporting requirements.

Each selling stockholder or dealer selling the common stock is required to deliver a current prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters.

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. We are seeking to become a reporting issuer under the Securities Exchange Act of 1934, as amended, because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities. Additionally, we believe that being a reporting issuer increases our credibility and that we may be able to attract and retain more highly qualified personnel by potentially offering stock options, bonuses, or other incentives with a known market value. Sole officer and Director will need to educate himself as to the nuances of managing a public company. There is currently no public market for our common stock. We are not currently in discussions, or will soon commence discussions, with various market makers in order to arrange for an application to be made with respect to our common stock for approval for quotation on the Over-the-Counter Bulletin Board (OTCBB) upon the effectiveness of this prospectus and closure of the offering.

Website

www.weRvaluecoupons.com

Our website when launched; will be the home of our entire business. This website will eventually include coupons provided by small businesses throughout North America. We hope that this website will become a valuable resource to our viewers as well as to the businesses that provide the coupons. We will generate our revenue from charging the businesses a small fee, yet to be determined to post their coupons on www.weRvalueCoupons.com. We believe that if we are able to successfully market our proposed website as a coupon website for small businesses in Los Angeles, we will be able to provide a valuable resource to small businesses wishing to display coupons to potential customers. In order to induce businesses to use our website, we plan to price our services well below the market value for radio and television advertising, and in some instances even below newspaper advertising. It is our goal to provide small businesses with a cost-effective means of promoting their businesses to a large audience. Once we have marketed to successfully drive traffic to our website, we believe that we will begin to be viewed as a viable source in the coupon industry.

Personnel

WeRvaluecoupons.com currently has no full time employees

Outstanding Shares

As of the date of this prospectus, WeRvaluecoupons.com has 10,000,000 shares of $0.001 par value common stock issued and outstanding to 34 shareholders.

Fiscal Year End

WeRvaluecoupons.com’s fiscal year end is December 31.

The Offering

Summary of the Offering

Securities Being Offered:	500,000 shares of our common stock, which is approximately 5% of issued and outstanding shares and 100% of outstanding shares owned by non-affiliates
Offering Price, Lack of Market:

The offering price of the common stock is $0.05 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares of our stock.

We intend to apply to the FINRA Over-The-Counter Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting company. If our common stock becomes traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering:	None.
Securities:

10,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, Mr. Mark Kaiser, owns 95% of the common shares of our company and therefore has majority voting control.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Need for Additional Financing:

We have generated no revenues to date and will require additional funding to complete our program and conduct our planned marketing activities.  We anticipate raising this funding through the sale of debt or equity securities (subsequent to the effectiveness of this registration statement) and/or through traditional bank funding. If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.  Even assuming we raise the additional capital we require to continue our business operations, we will have substantial fees and expenses associated with this offering, and we anticipate incurring net losses for the foreseeable future.

Use of Proceeds:	We will not receive any proceeds from the sale of shares by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections titled “Risk Factors” on page 8 and “Dilution” on page 13 before making an investment in this stock.

Blank Check Issue

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that,

“(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose.  We plan on becoming an Internet-based company specializing in showcasing coupons for small businesses. The Company was founded with the idea that in today’s ever-changing economy consumers are more likely to use products when they have a coupon for that product. It is our mission to provide small businesses with a website (weRvaluecoupons.com) wherein they can showcase coupons at a very low quarterly cost, while also providing viewers with a resource to easily save money in their respective geographic areas.

Our operations to date have been devoted primarily to start-up and development activities, which include:

1. Formation of the Company;

2. Development of our business plan;

3. Research on marketing channels/strategies;

4. Developing our initial online website, www.weRvaluecoupons.com

In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to start-up companies with specific business plans even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies. We have no plans or intentions to be acquired or to merge with an operating company nor do we have plans to enter into a change of control or similar transaction or to change our management.

Summary Financial Information

The following tables set forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statement of Operations

	For the Period	Cumulative
	Ended	Since Inception at
	May 31, 2012	May 09, 2012

Revenue	$ -	$ -

Operating expenses
General and administrative expenses	13,000	13,000
Total operating expenses	13,000	13,000

Loss before provision for income taxes	(13,000)	(13,000)

Provision for income taxes	-	-

Net loss	$ (13,000)	$ (13,000)

Balance Sheet

May 31, 2012

Assets
Current assets:
Cash and cash equivalents	$ 5,100

Total current assets	5,100

Total assets	$ 5,100

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$ 2,000
Due to shareholder	1,600

Total current liabilities	3,600

Total liabilities	3,600

Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized;
10,000,000 shares issued and outstanding at May 31, 2012	10,000
Additional paid-in capital	4,500
Deficit accumulated during development stage	(13,000)

Total stockholders’ equity	1,500

Total liabilities and stockholders’ equity	$ 5,100

Special Note Regarding Forward Looking Statements

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words, in their singular or plural form, such as “may”, “expect”, “believe”, “intend”, “plan”, “anticipate”, “estimate”, “project”, “continue” or their derivatives or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section on page 8 of this prospectus, as well as any cautionary language in this prospectus; provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed products that we expect to market, our ability to establish a substantial customer base, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

CORPORATE ADDRESS AND TELEPHONE NUMBER

WeRvaluecoupons.com, operations and corporate offices are located at 1325 Airmotive Way, Reno, NV, 89502 tel 775-232-1950

RISK FACTORS

Investment in the securities offered herein is speculative, involves a high degree of uncertainty, is subject to a number of risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock offered in this prospectus. Only those investors who are prepared to potentially risk a total financial loss of their investment in this company should consider investing. Any of the following risks could have a material adverse effect on the Company’s business, financial condition, operations or prospects and cause the value of our common stock to decline, which could cause you to lose all or part of your investment. When determining whether to invest, you should also refer to and consider the other information in this prospectus, including, but not limited to, the financial statements and related notes.

The factors set forth below, along with the other information contained herein, should be considered carefully in evaluating our prospects. Further, this document contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, goals, objectives, expectations and intentions. The cautionary statements made in this section apply to all forward-looking statement wherever they appear in this document. Readers are cautioned that, while the forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance, and involve risks and uncertainties. In addition, actual results could differ materially from those discussed herein and our business, our financial condition or the results of operations could be materially and adversely affected. In such case, some of the factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this document. In the event that actual results do not meet expectations, there could be a consequent negative effect on the position of investors.

Our sole officer and Director lacks experience in and with publicly-traded companies.

WeRvaluecoupons.com’s operations depend on the efforts of its sole officer and director of the Company.  Mr. Mark Kaiser has no experience related to public company management.  Because of this, we may be unable to raise additional capital, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able to overcome any such obstacles. Our sole officer and director has only recently become interested in creating an Internet-based company, and does not have any professional training or technical credentials in the development of websites.

The following are risk factors which are directly related to the Company’s business, financial condition and this offering. Investing in our securities involves a high degree of risk and you should not invest in these securities unless you can afford to lose your entire investment. You should read these risk factors in conjunction with other more detailed disclosures located elsewhere in this prospectus.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT

As of May 31, 2012, we have not yet commenced operations and generated no revenues.  From inception (May 9, 2012) until May 31, 2012 we had a net loss of $13,000.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the registration statement, of which this prospectus is a part. If our business fails, the investors in this offering may face a complete loss of their investment.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE

We were incorporated on May 9, 2012. As of May 31, 2012, we had no revenues and a net loss of $13,000.  We have no significant operating history nor do we have anyone experienced in managing a public company. There is no assurance that we will be able to maintain any sustainable operations. It is not possible at this time to predict success with any degree of certainty due to problems associated with the commencement of new business. An investor should consider the risks, expenses and uncertainties that a developing company like ours faces. Potential investors should be aware that there is a substantial risk of failure associated with any new business venture as a result of problems encountered in connection with the commencement of new operations. These problems include, but are not limited to, an unstable economy, unanticipated problems relating to the entry of new competition, unanticipated moves by existing competition and unexpected additional costs and expenses that may exceed current estimates.  We hope to be operational within six months upon the completion of this Registration and anticipate the costs to be within $50,000.

We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our services, which itself is subject to numerous industry-related risk factors as set forth herein. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability.

 AS AN “EMERGING GROWTH COMPANY” UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●    have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●    comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●    submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●    disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies

We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any July 31 before that time, we would cease to be an emerging growth company as of the following January 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

  We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under section 102(b)(1)

This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election our financial statements may not be comparable to companies that comply with public company effective dates.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE

We have limited capital resources and require substantial capital to adequately fund the Company. To date, we have funded our operations with limited initial capital and sales of stock.  Unless we begin to generate sufficient revenues, on a consistent basis, to sustain an ongoing business operation, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing, under acceptable terms and conditions, is not available.

In the event our cash resources are insufficient to continue operations and once our shares are quoted on the OTCBB we intend to consider raising additional capital through offerings and sales of equity or debt securities. However, at this time we have no plans in place. In the event we are unable to raise sufficient funds, we will be forced to terminate business operations. The possibility of such an outcome presents the risk of a complete loss of your investment in our common stock.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S SOLE OFFICER AND DIRECTOR CONTROLS A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK

 Our sole officer and director, Mark Kaiser owns a 95% majority of the outstanding common stock at the present time and will continue to own a majority of the outstanding common stock. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, the approval of significant corporate transactions and any change of control and management of the Company. This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of their common stock in the event the Company enters into transactions which require stockholder approval.  Our sole officer and director would also have control over his own compensation.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF THE COMPANY FAILS TO IMPLEMENT ITS BUSINESS PLAN

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties. Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, an unstable economy, competition, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition. We cannot guarantee that we will be successful in accomplishing our objectives.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OR SEVERELY RESTRICT OUR OPERATIONS

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with these complex requirements may be substantial and require extensive consumption of our time as well as retention of expensive specialists in this area. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

THE COMPANY MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUES TO STAY IN BUSINESS

We expect to earn revenues solely in our chosen business area. In the opinion of our management, we reasonably believe that the Company will begin to generate reasonable revenues within approximately twelve months from the date of this prospectus. Our month to month expenses initially will be at a minimum once the web site is operating and generating revenues, with no full time employees and no monthly rent we would estimate $12,000 to $15,000 per month would be a reasonable goal. However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business and the loss of your investment.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS

The market for customers is intensely competitive and such competition is expected to continue to increase. Generally, our actual and potential competitors are larger companies with longer operating histories, greater financial and marketing resources, with superior name recognition and an entrenched client base. Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing. Competition by existing and future competitors could result in our inability to secure an adequate customer base sufficient enough to support our endeavors. We cannot be assured that we will be able to compete successfully against present or future competitors or that the competitive pressure we may face will not force us to cease operations.

Presently, the Company’s president has other outside business activities and as such he is not devoting all of his time to the Company, which may result in periodic interruptions or business failure.

Our sole Director and Officer, has other outside business activities, but he is committed to devote approximately 15 to 20 hours per week to our operations. Our operations may be sporadic and occur at times when Mr. Kaiser is unavailable, and this may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

We will need to achieve commercial acceptance of our website to generate revenues and achieve profitability.

Even if our development yields a technologically superior website, we may not successfully develop a commercial market for our site, and even if we do, we may not do so in a timely basis. We cannot predict when substantial commercial market acceptance for our website will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If markets fail to accept our website, we may not be able to generate revenues from the sale of coupon space to businesses. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce our Company, and be accepted by customers and businesses alike. If we are unable to cost-effectively achieve acceptance of our site by customers, our business will be materially and adversely affected.

We will need to establish additional relationships with website developers marketing consultants to fully develop and market our site.

We do not possess all of the resources necessary to develop and commercialize our proposed website on a mass scale. We will need to expand our development capacity and enhance our marketing through appropriate arrangements with collaborative affiliates to develop and commercialize our planned website.

A stable network of servers and routers capable of handling high internet traffic and large database driven search features is required to support www.weRvalueCoupons.com ..

A stable network of servers and routers capable of handling high internet traffic and large database driven search features is required to support www.weRvalueCoupons.com. The database and server infrastructure we hope to use will be outsourced to WebHostingPad.com, ( www.webhostingpad.com) .. The Company has not yet paid or reached an agreement with WebHostingPad.com. At the end of our first one-year hosting package with WebHostingPad.com, we plan to assess the traffic and usage of our website, and possibly upgrade our service.  If we do not reach an acceptable agreement with a web hosting company we may need to cease operations.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK

There is no public market for our common stock. The majority of our issued and outstanding common stock is currently held by the management of the Company. Therefore, the current and potential market for our common stock is limited. In the absence of being quoted , no public market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop or that we will be successful in being quoted on the OTCBB or any other market. If we are quoted on the OTCBB, there is no assurance that a market for our common shares will develop and if a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per shares investors pay in this offering, which was arbitrarily determined. In fact, the price of our shares in any market that may develop could be significantly lower than the purchase price herein. Furthermore, if our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control. In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares. Consequently, shareholders in our securities may find it difficult to sell their securities, if at all.

WE DO NOT CURRENTLY INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK SO CONSEQUENTLY YOUR ABILITY TO ACHIEVE A RETURN ON YOUR INVESTMENT WILL DEPEND ON APPRECIATION IN THE PRICE OF OUR COMMON STOCK

Prospective investors should not anticipate receiving any dividends from our common stock. We intend to retain future earnings, if any, to finance our growth and development and do not plan to pay cash or stock dividends. The lack of dividend potential may discourage prospective investors from purchasing our common stock.

THE CONTINUED SALE OF OUR EQUITY SECURITIES WILL DILUTE THE OWNERSHIP PERCENTAGE OF OUR EXISTING STOCKHOLDERS AND MAY DECREASE THE MARKET PRICE FOR OUR COMMON STOCK

Given our lack of significant revenues and the doubtful prospect that we will earn significant revenues in the next several years, we will require additional financing which will result in dilution to our existing stockholders. In short, our continued need to sell equity will result in reduced percentage ownership interests for all of our investors, which may decrease the market price for our common stock.  However, at this time we have no plan to do so.

ALL OF OUR PRESENTLY ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND IF THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED

All of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on or about February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously been a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.  All of our publicly held shares may be resold without restriction pursuant to this registration statement.

THE COMPANY MAY LOSE ITS TOP MANAGEMENT WITHOUT EMPLOYMENT AGREEMENTS

Our operations depend substantially on the skills, knowledge and experience of the present management.  The Company has no other full or part-time individuals devoted to the development of our Company. Furthermore, the Company does not maintain key man life insurance. Without an employment contract, we may lose the present management of the Company to other pursuits without a sufficient warning and, consequently, we may be forced to terminate our operations.

WE MAY BE UNABLE TO GENERATE SUSTAINABLE REVENUE WITHOUT SUBSTANTIAL SALES, MARKETING OR DISTRIBUTION CAPABILITIES

The Company has not  commenced its planned business strategy and does not have any sales or marketing capabilities in place yet. We cannot guarantee that we will be able to develop a sales and marketing plan or effective operational capabilities. In the event we are unable to successfully implement these objectives, we may be unable to continue operations.

BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES. IF THE STATE LAWS ARE NOT FOLLOWED, YOU MAY NOT BE ABLE TO SELL YOUR SHARES AND YOU MAY LOSE YOUR INVESTMENT

State Blue Sky laws may limit resale of the shares offered in this prospectus. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We are unsure at this time in what state or states we intend to offer and sell the shares of common stock offered hereby.  However, we will not make any offer of these securities in any jurisdiction where the offer is not permitted.

FOR ALL THE AFOREMENTIONED REASONS THE SHARES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE RISKS AND OTHER FACTORS SET-FORTH IN THIS

MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY. THESE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

ITEM 4 – USE OF PROCEEDS

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders.

ITEM 5 – DETERMINATION OF OFFERING PRICE

COMMON EQUITY

As of the date of this prospectus, there is no public market for our common stock. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value and should not be considered an indication of the actual value of our company or our shares of common stock. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources, the general conditions of the securities market and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchase in this offering. Our common stock has never been traded on any exchange or market prior to this offering.

WARRANTS, RIGHTS AND CONVERTIBLE SECURITIES

There are no warrants, rights or convertible securities being offered in this prospectus.

ITEM 6 – DILUTION

All of the shares of our common stock to be sold by the selling security holders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders.

ITEM 7 – SELLING SHAREHOLDERS

The common shares being offered for resale by the selling security holders consist of a total of 500,000 shares of our common stock held by the selling stockholders as of August 14, 2012 .. Such shareholders include the 32 holders of the 350,000 shares sold in our private offering pursuant to Regulation D Rule 506 in May, 2012 at an offering price of $0.01 and Media XXL, 150,000who got its shares for services.

All of the transactions were transactions by the Company not involving any public offering as required by the exemption provided from the registration provisions of the Securities Act of 1933, as amended. As such, no advertising or general solicitation was employed in offering any of the securities by the Company. All certificates evidencing the securities issued in such transactions will bear restrictive legends as securities issued in non-registered transactions that may only be resold in compliance with applicable federal and state securities laws. The applicable subscription documents relating to such transactions contained acknowledgments by the purchaser of such securities that the securities being acquired have not been registered, were restricted securities, could only be resold in compliance with applicable federal and state securities laws and the certificates evidencing such securities would bear restrictive legends. In all of the transactions no principal underwriters were used.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 14, 2012 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling shareholders in a private placement, pursuant to the exemption from the registration under the Securities Act provided by section 3(b) of the Securities Act. None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or Director of ours or of any of our predecessors or affiliates. The percentages below are calculated based on 10,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities presently exercisable for or convertible into shares of our common stock.

Name of Selling Stockholder and Position, Office or Material Relationship with Company (NA)	Common Shares Owned by the Selling Stockholder2	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding1

RICHARD KELSEY	10,000	10,000	*	0

DEBORAH COLEMAN	10,000	10,000	*	0

KENJI KATAYAMA	10,000	10,000	*	0

CHRISTA GERALDE	20,000	20,000	*	0

GEORGETTE GERALDE	20,000	20,000	*	0

ERIC OLSON	10,000	10,000	*	0

AMIE HINGSTON	10,000	10,000	*	0

VIRGINIA MUELLER	10,000	10,000	*	0

RAMONA SMITH	10,000	10,000	*	0

STEVE JACKSON	10,000	10,000	*	0

LORRI BATES	10,000	10,000	*	0

MICHAEL SMITH	10,000	10,000	*	0

TRACY LARSON	10,000	10,000	*	0

ANDREW YARDLEY	10,000	10,000	*	0

GREG WILKIN	10,000	10,000	*	0

MEDIA XXL**	150,000	150,000	1.5	0

PANTELIS LANGIS	10,000	10,000	*	0

NICK PLESSAS	10,000	10,000	*	0

MICHAEL NOVI	10,000	10,000	*	0

DOMINIQUE NOVI	10,000	10,000	*	0

ALEX PLESSAS	10,000	10,000	*	0

CASSANDRA PULVER	10,000	10,000	*	0

J.D. PULVER	10,000	10,000	*	0

DOUGLAS MCINTYRE	10,000	10,000	*	0

KRISTA MCINTYRE	10,000	10,000	*	0

JOHN ROSS	10,000	10,000	*	0

JOE MAIRE	10,000	10,000	*	0

PETER HELLWIG	10,000	10,000	*	0

BROOK CROSS	10,000	10,000	*	0

DANIELLE COSTELLA	10,000	10,000	*	0

JEREMY BUDGE	10,000	10,000	*	0

JENNIFER BUDGE	10,000	10,000	*	0

KEITH MUELLER	20,000	20,000	*	0

* Less than 1%

1) Assumes all of the shares of common stock offered are sold and, 10,000,000 common shares are issued and outstanding prior to this filing .

2) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

** The company issued 150,000 shares to Media XXL (Michael Smith) for services

We may require the selling shareholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus, or the related registration statement, untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this Prospectus.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

●    has had a material relationship with us other than as a shareholder at any time within the past three years; or

●    has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

None of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors.

ITEM 8 – PLAN OF DISTRIBUTION

We are registering 500,000 shares of common stock on behalf of the selling security holders. The selling security holders will sell their shares at a fixed price of $0.05 per share for the duration of this offering.

No public market currently exists for our common stock. We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process usually takes at least 60 days and an application must be made on our behalf by a market maker. We have not yet engaged a market maker to make the application. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock.

Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects. The OTC Bulletin Board should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to far less restrictions and regulations than companies whose securities are traded on the NASDAQ market. Moreover, the OTC Bulletin Board is not a stock exchange, and the trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock.

There is no assurance that our common stock will be quoted on the OTC Bulletin Board. We do not currently meet the existing requirements to be quoted on the OTC Bulletin Board, and we cannot assure you that we will ever meet these requirements.

The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

●    on such public markets as the securities may be trading;

●    in privately negotiated transactions; or

●    in any combination of these methods of distribution.

The selling security holders may offer our common stock to the public:

●    at an initial fixed price of $0.05 per share for the duration of offering;

●    at the market price prevailing at the time of sale;

●    at a price related to such prevailing market price; or

●    at such other price as the selling security holders determine.

We are bearing all costs relating to the registration of our common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock. In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

●    furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;

●    not engage in any stabilization activities in connection with our securities; and

●    not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common sto ck are deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Our common stock may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price.  We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither we nor the selling security holders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter, or agent relating to the sale or distribution of our common stock. Because the selling security holders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage such an activity. All of these limitations may affect the marketability of our common stock.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

●    contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●    contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

●    contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

●    contains the toll-free telephone number for inquiries on disciplinary actions;

●    defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

●    contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

●    the bid and ask prices for the penny stock;

●    the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

●    the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

●    a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore security holders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holder will also need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise the security holder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wishes to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Prospectus becomes effective, and a selling security holder indicates in which state(s) he wishes to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

ITEM 9 – DESCRIPTION OF SECURITIES TO BE REGISTERED

CAPITAL STOCK

WeRvaluecoupons.com is authorized to issue 75,000,000 shares of common stock, $0.001 par value. The Company is not authorized to issue any preferred stock.  As of August 14, 2012 there are 10,000,000 common shares issued and outstanding.

The holders of WeRvaluecoupons.com’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or otherwise winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
4.	Are entitled to one vote per share on all matters on which stockholders may vote.

Common Stock

The Company has issued 10,000,000 shares of common stock to date held by 34 shareholders of record.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be validly issued, fully paid for, non-assessable and free of preemptive rights.

Preferred Stock

No preferred stock has been authorized.

The Company has no current plans to either authorize or issue any preferred stock nor adopt any series, preferences or other classification of any stock. The Board of Directors may be authorized to provide for the issuance of shares of any authorized preferred stock in series and by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock may have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of any authorized stock, unless otherwise required by our bylaws, law of general applicability or stock exchange rules.

Preemptive Rights

No holder of any shares of WeRvaluecoupons.com’s stock has preemptive or preferential rights to acquire or subscribe to any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of WeRvaluecoupons.com common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

Dividend Policy

As of the date of this prospectus, WeRvaluecoupons.com has never declared nor paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements, our financial position, general economic conditions, and other factors deemed pertinent by the Board of Directors. The Company does not anticipate declaring any stock or cash dividends on our common and preferred (should any be issued) stock in the foreseeable future.

Market Information

There is no publically traded market for our stock.

Effect of Penny Stock

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document of a format prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities.

Reports

After this offering, WeRvaluecoupons.com will make available to its shareholders annual financial reports certified by independent Accountants, and may, at its discretion, furnish unaudited quarterly financial reports. Additionally, if our registration statement becomes effective pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, we will be subject to the reporting obligations of Section 13 of the Securities Exchange Act.

You may read any copies of any materials we file with the Securities and Exchange Commission at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330The SEC also maintains an internet site that will contain copies of the materials we file electronically.  The address for the internet site is www.sec.gov.

DEBT SECURITIES

No debt securities are being offered or registered.

WARRANTS AND RIGHTS

No securities are being offered pursuant to warrants or rights.

OTHER SECURITIES

No other securities are being offered.

MARKET INFORMATION FOR SECURITIES OTHER THAN COMMON EQUITY

There are no other securities other than common equity.

ITEM 10 – INTEREST OF NAMED EXPERTS AND COUNSEL

The Law Office of Novi & Wilkin, Reno, Nevada, was retained solely for the purpose of rendering the legal opinion, attached as an exhibit hereto, on the validity of the common stock issued pursuant to this Registration Statement.

The financial statements of WeRvaluecoupons.com, as provided herein, have been audited by an independent public accountant firm approved by the Public Company Accounting Oversight Board. The audit firm that has provided the audited financials is Patrizio & Zhao, LLC and is not receiving any contingent interest fee or shares in the Company.

ITEM 11 – INFORMATION WITH RESPECT TO THE REGISTRANT

It is important for any potential investor to note that while the Company anticipates effectuating a business plan based upon the factors explained below, there may be present variables and/or future conditions or events that preclude the Company from realizing its goals and capacity to serve customers in a manner which benefits the Company as expected. As such, any potential investor should carefully consider the information contained herein and consult with legal counsel and financial advisors so as to determine the merit of the present offering and, specifically, the suitability of this offering for that individual investor.

DESCRIPTION OF BUSINESS

Overview

WeRvaluecoupons.com was incorporated in the state of Nevada on May 9, 2012. Headquartered in Reno, NV, we plan on becoming an Internet-based company specializing in showcasing coupons for small businesses. The Company was founded with the idea that in today’s ever-changing economy consumers are more likely to use products when they have a coupon for that product. It will be  our mission to provide small businesses with a website wherein they can showcase coupons at a very low quarterly cost, while also providing viewers with a resource to easily save money in their respective geographic areas.

Since inception, our operations have consisted of developing our business plan and establishing the organization and structure of our Company. We have spent the majority of our time researching our proposed business and refining our business model. During this early development stage, we have   secured our website domain , “www.weRvaluecoupons.com”, (not yet under construction) which we hope will eventually become a household name, and a valuable resource to viewers and clients. We believe that our success will depend on our ability to provide updated coupons to our viewers, and expand our clientele. We intend to expand our Company to include areas across the United States and Canada, and build a reputation as a leading coupon website.

Products and Services

We do not intend to be involved in the direct sale of products through our website, as we do not plan to maintain an e-commerce website in which we are shipping goods directly to customers. We believe that with our proposed business strategy, we can position our Company to become a leading online resource, with relatively low start-up costs for a Company of this kind. We plan to provide a service to our website viewers and small businesses throughout North America by developing our coupon website.

Our website will be the home of our entire business. This website will eventually include coupons provided by small businesses throughout North America. We hope that this website will become a valuable resource to our viewers as well as to the businesses that provide the coupons. We will generate our revenue from charging the businesses a small fee , yet to be determined to post their coupons on www.weRvalueCoupons.com. We believe that if we are able to successfully market our proposed website as a coupon website for small businesses in Los Angeles, we will be able to provide a valuable resource to small businesses wishing to display coupons to potential customers. In order to induce businesses to use our website, we plan to price our services well below the market value for radio and television advertising, and in some instances even below newspaper advertising. It is our goal to provide small businesses with a cost-effective means of promoting their businesses to a large audience. Once we have marketed to successfully drive traffic to our website, we believe that we will begin to be viewed as a viable source in the coupon industry.

It is our plan to equip this website with multiple categories for businesses to post coupons within, as well as an easy checkout system so that small businesses can easily upload and pay for their coupon posts. We also plan to integrate zip code finder software, so that viewers may easily find coupons within their shopping areas. We plan on developing this website to be extremely user-friendly and easy to navigate, so that our potential viewers see our website as a valid and valuable resource for saving money in their areas.

Infrastructure Platform

A stable network of servers and routers capable of handling high internet traffic and large database driven search features is required to support www.weRvalueCoupons.com. The database and server infrastructure we hope to use will be outsourced to WebHostingPad.com, (www.webhostingpad.com). The Company has not yet paid or reached an agreement with WebHostingPad.com. At the end of our first one-year hosting package with WebHostingPad.com, we plan to assess the traffic and usage of our website, and possibly upgrade our service.

Revenue Streams

Coupon Uploads: We will have software developed into the website wherein a small business can upload a coupon pertaining to a certain geographic area and category for a small fee, and pay for the upload directly through our website. We anticipate that this will be the leading source of revenue for our Company.

Affiliate Marketing: By bringing buyers and sellers together to facilitate transactions, affiliate partner commissions are paid by online merchants. When customers click on an advertisement on our website for a product they wish to purchase, the orders will be processed by the "affiliate” partner that then handles fulfillment of the customers’ orders. In other words, weRvaluecoupons.com does not stock or ship any product that is advertised or purchased. The customers’ orders are filled by the actual vendor and the Company receives a commission for driving the customer to the vendor. This Model will be implemented into various areas of the website by the Company.

Advertising Model: We will charge companies to advertise their products to our website visitors, by means such as banner advertising, email campaigns and text message marketing. This Model will be the least used by the Company, but will still be included in our marketing materials and remain an option to businesses.

Plan of Operations

If we are able to carry out the full extent of our business plan, our plan of operations will include 3 main phases, leading to 3 important milestones for our Company.

Phase 1 – Business Structure and Initial Public Offering

In May, 2012 the company filed a Reg D Rule 506 in order to commence our initial operations, including formation of the Company and securing the Company’s domain name. In addition to the initial corporate development, we have spent the majority of our time writing our business plan, which has included conducting research for our website development, website software, logo branding and name recognition, marketing areas, and marketing strategies. We will also need to hire a design company to develop a logo and brand identity for the Company.  In order to complete this Phase 1, we will require additional funding, which we will attempt to raise once we become a fully reporting company and gain our ticker symbol.

Phase 2 – Website Development and Public Launch to Los Angeles

Phase 2 of our business plan will begin upon the completion of Phase 1. Thereafter, we will begin soliciting family, friends and business associates for investments The first step in initiating Phase 2 of our plan of operations is fully developing our website. We anticipate that the full development of our website will involve both a front-end consumer user interface, as well as a fully integrated client portal which will allow coupon providers easy real time access to real-time user information. We have hired MediaXXL a third-party website developer on a contract basis to create the website and develop software in order for our website to include the features that we envision. It is our vision to have a website wherein a viewer can input their zip code and key words based on what type of coupon they are searching for, and then have our website software locate relevant coupons to their area and search parameters. We would also like to have software included in our website wherein a small business owner can easily upload a coupon to our website, and pay for our service through an easy checkout system.

We are still talking to other prospective website developers to contract out our website development. After conducting market research, we expect that the design and development of our website will take anywhere from 2-3 months and cost approximately $40,000.

While we are creating our website, we will begin drafting our initial marketing materials to provide to independent sales representatives. Initially, we plan to launch our website focusing on companies based in Los Angeles, California because of the size of the market and potential clientele. As our President and Company headquarters are located in Reno, NV, we will be looking for independent sales representatives in Los Angeles, California to solicit to small businesses and inform them of our website. Once we secure 1-3 independent sales representatives, we will begin accepting coupons from businesses, and inform the businesses of our proposed launch date.  These representatives will come from various business backgrounds due to the wide product base we hope to offer.  We will represent another income stream for them while they go along their already established customer base.

We will begin beta-testing our website once we are able to accumulate enough coupons within each neighborhood in Los Angeles County that we feel is sufficient enough for our launch. We hope to solicit our website to viewers via word of mouth 3-4 months after the conclusion of this Registration. The viewers that we solicit will be a part of our beta-testing group to help us fine-tune, debug and make our website more user-friendly. We hope that we can complete the beta-testing of our website in time for our proposed public launch date within 4-5 months following the effectiveness of this Registration statement and receiving our OTCBB ticker symbol.

The final step in completing Phase 2 will be implementing our marketing plan. Once our website is launched to the public, we anticipate that we would undertake to launch a major marketing campaign within Los Angeles County. We foresee beginning this marketing campaign simultaneously with the launch of our website to the public, and continuing the campaign for 5-6 months thereafter.

Phase 3 – Growth Strategy

We believe that the Los Angeles County market will provide us with the viewers and businesses we need to create a national buzz and valid websites statistics for our future expansion. After our initial marketing campaign in Los Angeles is complete, we will assess our financial situation, and plan to launch similar campaigns throughout densely populated areas in North America. We have designed our business model so that the costs involved with expanding to a new area will only involve marketing to that area. Our website will already be equipped with zip code recognition software, so there will be no coding involved in expansion, and we believe that with the proper marketing campaign, we will not need independent sales representatives because of our automated coupon upload and payment system for small businesses. If we can prove to be a valuable resource to our viewers, we believe that our services will ‘sell themselves’ to potential small businesses that wish to post coupons in the future. We feel that if we can show small businesses a large amount of traffic going to our website on a daily basis, then the amount of coupon posts will grow exponentially.

Marketing Strategy

WeRvaluecoupons.com’s marketing strategy is designed to allow the Company to concentrate its resources on the greatest opportunities to increase sales and achieve a sustainable competitive advantage. For example, WeRvaluecoupons.com intends to tailor the marketing of its website to correspond with perceived changes in consumers buying habits, the economy in general and specific events. The Company’s marketing plan is tailored to assist with this flexibility. If a revenue stream is not productive enough, or if the consumer’s buying habits have shifted as a result of the economy, the Company’s ability to tailor its website to the changing environment should allow it to maximize its market share and related revenues.

Initially, we intend to develop and launch our website and subsequently market our website to companies based in Los Angeles County we do not foresee any significant difficulties launching our business since the Company’s business consists of developing and operating a website and such activities can occur remotely so long as the developers and operators of the website have internet access. Further, we intend to engage independent sales representatives in Los Angeles, California to solicit to small businesses and inform them of our website and subsequently the interested businesses can contact us through the website to become a client and begin using our services. Once we secure 1-3 independent sales representatives, we will begin accepting coupons from businesses, and inform the businesses of our proposed launch date.   We believe that if we properly market our Company to Los Angeles County, the sheer size of that area will create national brand awareness, and ultimately make our growth throughout North America easier. We believe that our success will depend on our ability to promote our website and logo, as well as anticipate and respond to changing consumer demands.

We have conducted initial market research via the Los Angeles Almanac at www.laalmanac.com to determine that Los Angeles County would be a suitable area to launch our website. The Los Angeles Almanac provides readily available statistics within numerous categories. We have analyzed various statistics of Los Angeles County which have helped us formulate our marketing plan.

The Los Angeles metropolitan area covers about 800 square miles and 88 incorporated cities. According to 2009 Census estimates, with 9.8 million residents, Los Angeles County has the largest population of any county in the United States, and more than 4 million people live in the city of Los Angeles, though the entire county appears as one single metropolitan area and is normally regarded as such.

Such a large area makes advertising and marketing difficult and expensive, requiring a willingness to use creativity and alternate methods in addition to traditional TV and print advertising. However, if our Company is marketed and advertised correctly to this large area, we believe that it will not only enable our website to succeed in Los Angeles, but on a national level as well.

Newspapers and Television. Los Angeles County has over twenty five daily newspapers, over eighty weeklies and monthlies, nearly thirty local television stations and almost eighty local radio stations. The Los Angeles Times is second in the U.S. in circulation after the New York Times and is the most appealing ad venue to use for broad reach. We plan to allocate funds to advertise our coupon website throughout the Los Angeles Times.

The size of the Los Angeles metropolitan area has given rise to unique neighborhoods with their own individual character, and we believe targeted localized advertising in smaller newspapers and television stations will work well for our market acceptance. This is particularly appropriate since more than half of all households in the Los Angeles area speak a language other than English at home. In fact, more than twenty different languages are spoken in the area, and television, radio and newspapers cater to these different ethnic groups. We will try to cater marketing campaigns to various lower-income neighborhoods that we feel will most benefit from our proposed website.

Marketing to Drivers. Every day Los Angeles drivers travel more than 92 million vehicle miles, making drive time radio one of the most effective advertising venues. Additionally, it provides excellent targeting capability. Anything that can be seen from one of the area's freeways, such as building signage, billboards, or messages towed by an airplane or displayed on a blimp, take advantage of this special Los Angeles advertising opportunity. Through billboards and storefront windows, WeRvaluecoupons.com can advertise and promote its brand name. Because the domain name is fairly self-explanatory, management believes that simply increasing the exposure to the public will help it build its brand awareness.

Internet. Because of the size of Los Angeles, many people depend on the Internet for their metropolitan area information. Two heavily trafficked websites are Craigslist.com and CitySearch.com. Information is also distributed via Facebook, MySpace and Twitter. Advertising on these social networking sites provides excellent targeting of specific demographics, which enhances success in such a large and varied marketplace. WeRvaluecoupons.com intends to utilize the social networking sites, such as Facebook, Twitter and MySpace, as a vehicle for ongoing promotions of the Company by utilizing various ad placement capabilities through Facebook, Google and Microsoft Ad Center.

Search Engine Optimization. We intend to utilize several marketing channels to promote traffic on our website. Initially marketing efforts will focus primarily on search engine marketing. We intend to achieve exposure through various search engines (e.g. Google, Yahoo, etc.). We will also keep our list of providers as current as possible.

Press Releases & Investor Relations. Every launch of a new geographic area will warrant a press release. Constant press is intended to drive exposure out to the communities in which new marketing is targeted.

Competition

WeRvaluecoupons.com is striving to establish itself as a brand name to carve a niche in the internet coupon market based upon its ability to offer a smaller number of search results, more specifically targeted to what the consumer is looking for. We believe that the categorization of any large grouping of coupons will greatly assist the online customer to more clearly define an area of interest, resulting in greater customer satisfaction, higher rate of acquisition and return customers and clients. Our business depends on our ability to stay up to date with the information that we provide on our website, as well as on our ability to remain competitive in the areas of quality and price.

Companies such as Coupons.com, CouponMountain.com, LACoupons.com, RetailMeNot.com, CouponCabin.com, CouponMom.com, OnlineCoupons.com, and Tjoos.com offer services similar to the services we are proposing, and the strengths of these competitors’ lies in their brand recognition. These companies may be able to engage in larger scale branding and advertising activities than we can, making them more appealing to potential advertisers. Our biggest challenge is ranking, which is the ability to come up within the first three pages of suggested websites on search engines, and gaining name recognition in the marketplace.

Employees/Consultants

As of the date of this filing the Company has no employees. We will use third-party consultants to assist in the completion of our website and software development; third parties are instrumental to keep the launch of our website on time and on budget. We intend to add staff as the Company initiates its development and growth. Any such additions will be made at the judgment of Management to meet the Company's then current needs.

Form and Year of Organization

WeRvaluecoupons.com, was incorporated in the State of Nevada on May 9, 2012

Fiscal Year End

WeRvaluecoupons.com’s fiscal year end is December 31

Bankruptcy, Receivership and Similar Proceedings

The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Reclassification, Merger, Consolidation, Purchase or Sale of Assets Not in the Ordinary Course of Business

WeRvaluecoupons.com has not reclassified, merged, consolidated, purchased or sold any assets.

Intellectual Properties

None at this time

Dependence upon One or a Few Major Customers

WeRvaluecoupons.com will not rely upon one or just a few customers.  Management believes that the services will have a broad public appeal.

Need for Government Approval on Principal Products or Services

The company is not aware of any government approval required for states it intends to do business.

Existing or Probable Government Regulations

The Company is not aware of any specific regulatory obstacles to our business plan.  That is not to say that we are not generally aware of the multitude of rules, statutes and administrative regulations that may apply, including, but not limited to, local business licenses and regulations. However, we do not foresee these as prohibiting the implementation of our business plan, but merely as temporary administrative obstacles that will be addressed and overcome as they arise, or as best we can forecast their arrival.

Research and Development

The company will always try and stay current with the latest state of the art improvements

Compliance with Environmental Laws

WeRvaluecoupons.com does not conduct any activities requiring compliance with any federal, state or local environmental statutes or regulations.

Number of Employees

The Company presently has no fulltime employees.

WeRvaluecoupons.com is currently in the development stage.  During this development period, we plan to rely exclusively on the services of Mr. Kaiser to establish business operations and perform or supervise the minimal services required at this time. Our operations are currently on a small scale and, it is believed, manageable by the present management. The responsibilities are mainly administrative at this time, as our operations are minimal.

Anticipated Material Changes in Number of Employees

We do not anticipate any material change in the number of employees in the foreseeable future.

Acquisition or Disposition of Any Material Assets

The Company does not anticipate any acquisition or disposition of any material assets.

DESCRIPTION OF PROPERTY

 A home office is provided at no charge by Mr. Kaiser

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. We do not presently hold any investments or interests in real estate, investments in real estate mortgages, or securities or interests in businesses or individuals primarily engaged in real estate activities.

LEGAL PROCEEDINGS

There are no known pending legal or administrative proceedings against the Company.

No officer or director of the Company has been convicted in any criminal proceeding and has never been named the subject of any criminal proceeding.

No officer or director of the Company has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No officer or director of the Company has been convicted of violating any federal or state securities or commodities law and has never been found to have violated any federal or state securities law by any court of competent jurisdiction in any civil action by the Securities and Exchange Commission or any state commission.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business in which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

State Blue Sky Information

We are unsure at this time in what state or states we intend to offer and sell the shares of common stock offered hereby.  However, we will not knowingly make any offer of these securities in any jurisdiction where the offer is not permitted.

MARKET PRICE AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND STOCKHOLDER MATTERS

Market Information

As of the date of this prospectus, there is no public market in WeRvaluecoupons.com’s common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. WeRvaluecoupons.com and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1.

There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of WeRvaluecoupons.com;

2.

There are currently 10,000,000 shares of our common stock issued and held by 34 shareholders of record.  These shares are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on or about February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Dividends

The Company has neither declared nor paid any cash dividends. For the foreseeable future, the Company does not anticipate declaring or paying any cash dividends. The Company intends to retain any earnings to finance the development and expansion of its business, and, as such, does not anticipate paying any cash dividends on its preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the Company’s financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has not authorized any securities for issuance under any equity compensation plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section should be read in conjunction with the Audited Financial Statements included in this prospectus.

Plan of Operation

WeRvaluecoupons.com’s management does not expect to conduct any research and development.

WeRvaluecoupons.com currently does not own any significant plant facilities or equipment that it would seek to refinance or sell in the near future. The Company does not envision purchasing any significant equipment in the near future.

Liquidity

The term “liquidity” as used herein refers to the ability of an enterprise to generate adequate amounts of cash to meet the enterprise’s needs for cash. At the present time, our available cash is not sufficient to allow us to commence full execution of our business plan.  The Company has minimal cash on hand and no ability to generate cash without the sale of its equity. At this time we have no plans in place for the additional sales of our equities.

Capital Resources

The Company has no commitments for capital expenditures as of the latest fiscal period.  As of May 31, 2012, the company has raised $3,500 from the sale of its common shares and $1,600 in the form of a loan from Mr. Kaiser.

Results of Operations for the period ended May 31, 2012

Since inception, we have generated no revenues as of May 31, 2012 and have incurred a net loss of $13,000 as reflected in the financial statements contained within this registration statement.

The realization of revenues in the next 12 months is critically important in the execution of our plan of operations. However, we cannot guarantee that we will generate such growth. If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure any investor that, if needed, sufficient financing can be obtained or, if available, that it will be available on reasonable terms. Without realization of additional capital, if needed, it would be unlikely for operations to continue.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting firm for the Company has not resigned, declined to stand for reelection or been dismissed. We have no disagreements with our independent registered public accounting firm on any matter of accounting principles or with any financial statement disclosures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until resignation or removal from office. At this time we have one officer and director The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus:

Name	Age	Position	Period of Service

Mark Kaiser	62	President, Treasurer, Director, Chief Executive and Chief Accounting Officer	Inception to present

 The board of directors has no nominating, auditing or compensation committees.

At the date of this prospectus, WeRvaluecoupons.com is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Identification of Significant Employees

As of August 14, 2012 the Company has no fulltime employees. Mr. Kaiser our sole officer and director of the Company is providing the time and services necessary for the development of the Company.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

Business Experience of Each Director and Executive Officer

Mark Kaiser – 62- President, Director

Our sole officer and director, Mark Kaiser over the past 5 years has been as a project manager and permit technician for Reno Sunrooms Inc. since 2005 to the present And Advanced Green Builders, a solar installer in the greater Reno area, as well as Northeast California. His other duties include consultation and marketing.

 Legal Proceedings

None of the officers and directors of the Company, has ever filed for bankruptcy nor had a receiver, fiscal agent or similar officer appointed by a court for any business or property of his, has never been convicted in a criminal proceeding and is not a named subject of any pending criminal proceeding.  Nor have they ever been the subject of any order enjoining him from any type of business, securities or banking activities, or ever been found to have violated any federal or state securities law.

Promoters and Control Persons

The Company is not involved with any promoters or control persons, otherwise described in this document

Board Committees

Our board of directors has not established any committees, including an audit committee, a compensation committee, a nominating committee or any committee or committees performing similar functions. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our board of directors believes that the establishment of committees of the board would not provide any benefits to our company, could be considered more form than substance and would distract from our present goals of implementing our strategic production and marketing plans and becoming an economically viable company.

Directors

The maximum number of directors WeRvaluecoupons.com is authorized to have is seven (7). However, in no event may the Company have less than one director. Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

The board of directors has no nominating, auditing or compensation committees.

Directors Compensation

Directors are not entitled to receive compensation, either directly or indirectly, for services rendered to WeRvaluecoupons.com, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director. The Company has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors.

Corporate Code of Conduct and Ethics

At this time the Company has not established any code of conduct and ethics

Officers and Directors Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the Company’s best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, the Company must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order. The indemnification coverage is intended to be to the fullest extent permitted by applicable laws.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under applicable state law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Mark Kaiser, CEO	2012	-	-	-	-	-	-	-

Employment Contracts and Officers Compensation

Since WeRvaluecoupons.com’s incorporation we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, employment agreements will be executed. We do not currently have plans to pay any compensation until such time as the Company maintains a positive cash flow.  Mr. Kaiser is our sole officer and director and as such has the ability to set his own compensation.

Stock Option Plan and Other Long-Term Incentive Plan

WeRvaluecoupons.com does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Mark Kaiser, Officer and Director	9,500,000	95%	95%
Common	Total of all officers & directors	9,500,000	95%	95%

Footnotes

(1)   The address of each executive officer and director is c/o WeRvaluecoupons.com

(2)  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

There have been no transactions or any currently proposed transaction, over the amount of $120,000 in which the registrant was or is to be a participant and in which any related person had or will have a direct or indirect material interest.

Promoters and Certain Control Persons

The Company has not had a promoter at any time. The only control person is the founder, CEO, officer and director, Mark Kaiser.

All Transactions Since Date of Inception

Since inception on May 9, 2012 the price of the common stock issued above was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed, in the process of being formed, in the process of being developed, and/or developing its strategic business plan and possessed no assets.

ITEM 12 – INCORPORATION OF CERTAIN MATERIAL BY REFERENCE

The Registrant does not elect to incorporate any material by reference.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of registrant’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

WERVALUECOUPONS.COM INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

FOR THE PERIOD FROM MAY 9, 2012 (INCEPTION)

THROUGH MAY 31, 2012

4

WERVALUECOUPONS.COM INC.

(A Development Stage Company)

For the Period From May 9, 2012 (Inception) through May 31, 2012

Table of Contents

       Page

Report of Independent Registered Public Accounting Firm

1

Balance Sheet

3

Statement of Operations

4

Statement of Changes in Stockholders’ Equity

6

Statement of Cash Flows

8

Notes to Financial Statements

9

       Patrizio & Zhao, LLC

Certified Public Accountants and Consultants                                                       322 Route 46 West

Parsippany, NJ 07054

Member of                                                                                                            Tel:  (973) 882-8810

Fax: (973) 882-0788

Alliance of worldwide accounting firms                                                                       www.pzcpa.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Wervaluecoupons.com Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Wervaluecoupons.com Inc. (a Nevada corporation in the development stage) (the “Company”) as of May 31, 2012, and the related statement of operations, changes in stockholders’ equity and cash flows for the period from May 09, 2012 (Date of inception) to May 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wervaluecoupons.com Inc. as of May 31, 2012, and the results of their operations and cash flows for the period from May 09, 2012 (Date of inception) to May 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

1

       Patrizio & Zhao, LLC

Certified Public Accountants and Consultants                                                       322 Route 46 West

Parsippany, NJ 07054

Member of                                                                                                            Tel:  (973) 882-8810

Fax: (973) 882-0788

Alliance of worldwide accounting firms                                                                       www.pzcpa.com

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues with which to support its cost of operations, and there are no guarantees that the Company will be able to secure financing until a source of revenue can be established. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

s/s Patrizio & Zhao, LLC

Parsippany, New Jersey

July 3, 2012

2

WERVALUECOUPONS.COM INC.

(A Development Stage Company)

Balance Sheet

May 31, 2012

Assets
Current assets:
Cash and cash equivalents	$ 5,100

Total current assets	5,100

Total assets	$ 5,100

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$ 2,000
Due to shareholder	1,600

Total current liabilities	3,600

Total liabilities	3,600

Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized;
10,000,000 shares issued and outstanding at May 31, 2012	10,000
Additional paid-in capital	4,500
Deficit accumulated during development stage	(13,000)

Total stockholders’ equity	1,500

Total liabilities and stockholders’ equity	$ 5,100

The accompanying notes are an integral part of these financial statements.

3

WERVALUECOUPONS.COM INC.

(A Development Stage Company)

Statement of Operations

	For the Period	Cumulative
	Ended	Since Inception at
	May 31, 2012	May 09, 2012

Revenue	$ -	$ -

Operating expenses
General and administrative expenses	13,000	13,000
Total operating expenses	13,000	13,000

Loss before provision for income taxes	(13,000)	(13,000)

Provision for income taxes	-	-

Net loss	$ (13,000)	$ (13,000)

The accompanying notes are an integral part of these financial statements.

4

WERVALUECOUPONS.COM INC.

(A Development Stage Company)

Statement of Changes in Stockholders’ Equity

For the period from May 09, 2012 (inception) through May 31, 2012

				Deficit Accumulated During Development Stage

					Stockholders’ Equity
			Additional Paid in Capital
	Common Stock
	Shares	Value

Balance at the date of inception on	-	$ -	$ -	$ -	$ -
May 09, 2012

Issuance of common stock	9,500,000	9,500		-	9,500

Issuance of common stock	150,000	150	1,350	-	1,500

Issuance of common stock	350,000	350	3,150	-	3,500

Net loss	-	-	-	(13,000)	(13,000)

Balance at May 31, 2012	10,000,000	$ 10,000	$ 4,500	$ (13,000)	$ 1,500

The accompanying notes are an integral part of these financial statements.

6

WERVALUECOUPONS.COM INC.

(A Development Stage Company)

Statement of Cash Flows

	For the Period	Cumulative
	Ended	Since inception at
	May 31, 2012	May 09, 2012

Cash flows from operating activities:
Net loss	$ (13,000)	$ (13,000)
Adjustments to reconcile net loss to net cash Provided by (used in) operating activities:
Share-based payments	11,000	11,000
Changes in current assets and current liabilities:
Accounts payable and accrued expenses	2,000	2,000
Total adjustments	-	-

Net cash provided by operating activities	-	-

Cash flows from financing activities:
Due to shareholder	1,600	1,600
Common stock issued for cash	3,500	3,500

Net cash provided by financing activities	5,100	5,100

Net increase in cash and cash equivalents	5,100	5,100

Cash and cash equivalents - beginning	-	-

Cash and cash equivalents - ending	$ 5,100	$ 5,100

The accompanying notes are an integral part of these financial statements.

8

WERVALUECOUPONS.COM INC.

(A Development Stage Company)

Notes to Financial Statements

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Wervaluecoupons.com Inc. (the “Company”) was incorporated in the state of Nevada on May 09, 2012, with an authorized capital of 75,000,000 shares of common stock, par value of $0.001 per share. The Company plans to become an internet-based company specializing in showcasing coupons for small businesses. The Company has selected December 31 as its fiscal year end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States.

In preparing the accompanying audited financial statements, we evaluated the period from May 31, 2012 through the date the financial statements were issued for material subsequent events requiring recognition or disclosure. No such events were identified for this period.

DEVELOPMENT STAGE COMPANY

The Company is currently a development stage enterprise reporting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915. Those standards require the Company to disclose its activities since the date of inception.

CASH EQUIVALENTS

In accordance with FASB ASC Topic 230-10-50-6, “Statement of Cash Flows”, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

DEFERRED INCOME TAXES

The Company accounts for income taxes in accordance with FASB ASC Topic 740 which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to

The accompanying notes are an integral part of these financial statements.

9

WERVALUECOUPONS.COM INC.

(A Development Stage Company)

Notes to Financial Statements

differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  In Addition, FASB ASC 740 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted the guidance of FASB ASC 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

The accompanying notes are an integral part of these financial statements.

10

WERVALUECOUPONS.COM INC.

(A Development Stage Company)

Notes to Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheet for cash, accounts payable and accrued expenses, and due to shareholders approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with the accounting guidance.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB expanded the disclosure requirements for fair value measurements relating to the transfers in and out of Level 2 measurements and amended the disclosure for the Level 3 activity reconciliation to be presented on a gross basis. In addition, valuation techniques and inputs should be disclosed for both Levels 2 and 3 recurring and nonrecurring measurements. The new requirements are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about the Level 3 activity reconciliation which are effective for fiscal years beginning after December 15, 2010. The Company adopted the new disclosure requirements on January 1, 2010 except for the disclosure related to the Level 3 reconciliation,

The accompanying notes are an integral part of these financial statements.

11

WERVALUECOUPONS.COM INC.

(A Development Stage Company)

Notes to Financial Statements

which will be adopted on January 1, 2011. The adoption will not have an impact on the Company’s financial condition, results of operations or cash flows.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established any source of revenue to cover its operating costs. If the Company is unable to obtain revenue producing contracts or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

The accompanying notes are an integral part of these financial statements.

12

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of May 31, 2012 consist of the following:

May 31, 2012

Accounts payable	$ -
Accrued expenses	2,000

Total	$ 2,000

The carrying value of accounts payable and accrued expenses approximates their fair value due to the short-term nature of these obligations.

NOTE 5 – DUE TO SHAREHOLDER

As of May 31, 2012, the Company had outstanding loans from shareholder of $1,600. These loans are non-interest bearing and payable on demand. The proceeds of these loans were utilized as working capital.

NOTE 6 – STOCK AUTHORIZATION AND ISSUANCE

According to Articles of Incorporation of Wervaluecoupons.com Inc, the Company is authorized to issue 75,000,000 shares of common stock, par value $0.001 per share. As of May 31, 2012, 10,000,000 shares were issued and outstanding.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the approximate costs and expenses payable by WeRvaluecoupons.com in connection with the sale of the common stock being registered. WeRvaluecoupons.com has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$15,000
Accounting Fees	$2,000
Registration Fees	$100	Estimate
Blue Sky Fees (if applicable)	$1,000	Estimate
Totals	$18,100

ITEM 14 - INDEMNIFICATION OF OFFICERS AND DIRECTORS

WeRvaluecoupons.com’s Articles of Incorporation and Bylaws provide for the indemnification of any present or former director or officer. The Company indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Nevada on May 9, 2012 and 9,500,000 shares of common stock were issued to Mark Kaiser for consideration of founder services. On May 9, 2012 150,000 shares were issued to Media XXL (Mike Smith) for consulting services and web site design at $.01. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kaiser and Mr. Smith had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

As of August 14, 2012 a total of 32 individual shareholders purchased a total of 350,000 common shares in a private placement at a price of $.01 per share $3,500 (see selling shareholders table).

Since inception on May 9, 2012 the price of the common stock issued above was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed, in the process of being formed, in the process of being developed, and/or developing its strategic business plan and possessed no assets.

All of the transactions above were transactions by the Company utilizing the exemption provided by Regulation D, Rule 506; not involving any public offering as required by the exemption provided from the registration provisions of the Securities Act of 1933, as amended. As such, no advertising or general solicitation was employed in offering any of the securities by the Company. All certificates evidencing the securities issued in such transactions will bear restrictive legends as securities issued in non-registered transactions that may only be resold in compliance with applicable federal and state securities laws. The applicable subscription documents relating to such transactions contained acknowledgments by the purchaser of such securities that the securities being acquired have not been registered, were restricted securities, could only be resold in compliance with applicable federal and state securities laws and the certificates evidencing such securities would bear restrictive legends.

In all of the transactions above, no principal underwriters were used.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Legal Opinion
23.1	Consent of Patrizio & Zhao, LLC
23.2	Consent of Counsel as in Exhibit 5.1

ITEM 17 - UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Amendment to the registration statement to be signed on its behalf by the undersigned, in Reno, NV on August 14, 2012

WeRvaluecoupons.com.

By:	___/s/ Mark Kaiser________
Mark Kaiser
Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer, Principal Accounting Officer and Director

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Kaiser Mark Kaiser	Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer, Principal Accounting Officer and Director	August 14, 2012